Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form F-1 of our report dated March 9, 2021 relating to the financial statements, which appears in Amendment No. 1 to the Registration Statement on Form F-1 (No. 333-255552) of COMPASS Pathways plc. We also consent to the reference to us under the heading “Experts” in Amendment No. 1 to the Registration Statement on Form F-1 (No. 333-255552) incorporated by reference in this Registration Statement.

/s/PricewaterhouseCoopers LLP
Reading, United Kingdom
April 29, 2021